Exhibit 10.1

2016 Cash Bonus Plan

Eligible Employees: Executive Officers, Vice Presidents, Directors, Managers, and Individual

•	Bonus target payouts based on a percentage of base salary.

•
Payouts to CEO, CFO and CMO will be entirely based on achievement of corporate revenue, EBITDA, and free cash flow targets with 50% payable upon the achievement of certain minimum target levels, and 100% payable upon the achievement of certain maximum target levels.

•	Payouts to VP's are based 50% on the above corporate targets, and 50% based on management business objectives.

•	Payouts to Directors are based 30% on the above corporate targets, and 70% based on management business objectives.

•	Payouts to Managers are based 0% on the above corporate targets, and 100% based on management business objectives.

•	Payouts to Individuals are based 0% on the above corporate targets, and 100% based on management business objectives.

•	Maximum Bonus Amounts are as follows (expressed as a percentage of base salary):

CEO	75%
CMO	50%
CFO	50%
VPs	25%
Directors	15%
Managers	10%
Individual	5%